SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  [X]
Filed by party other than the registrant  [_]

Check the appropriate box:
[_]      Preliminary proxy statement
[X]      Definitive proxy statement
[_]      Definitive additional materials
[_]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              ORYX TECHNOLOGY CORP.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Oryx Technology Corp.
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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]      No fee required
[_]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)      Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transactions applies:

-------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

-------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

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(2)      Form, schedule or registration statement no.:

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(3)      Filing party:

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(4)      Date filed:

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


                              ORYX TECHNOLOGY CORP.
                              47341 Bayside Parkway
                            Fremont, California 94538

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Oryx Technology Corp., a Delaware corporation (the "Company"), will be held at 47341 Bayside Parkway, Fremont, California 94538 at 10:00 a.m. on Tuesday, October 14, 1997, for the following purposes:

          Proposal 1. To elect six (6)directors of the Company for terms expiring at the 1998 Annual Meeting;

         Proposal 2. To ratify the selection of Price Waterhouse LLP as auditors of the Company's financial statements for the fiscal year ending February 28, 1998;

          Proposal 3. To consider and act upon a proposal to approve an increase in the number of shares which may be granted under the Company's 1993 Incentive Nonqualified Stock Option Plan to 2,625,000 from 1,625,000 shares; and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The close of business on September 1, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.


                                      BY ORDER OF THE BOARD OF DIRECTORS


                                  /s/ Andrew Intrater________________________
                                      Andrew Intrater, Secretary

Dated:  September 15, 1997

                              ORYX TECHNOLOGY CORP.
                              47341 Bayside Parkway
                            Fremont, California 94538

                                 PROXY STATEMENT

                                    ------------------------------------------

                               GENERAL INFORMATION


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Oryx Technology Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on October 14, 1997, or at any adjournments thereof (the "Annual Meeting"), for the purposes set forth herein and in the foregoing Notice. This Proxy Statement and the accompanying Proxy are being mailed to the Company's stockholders on or about September 15, 1997.

         At the close of business on September 1, 1997, the record date fixed by the Board of Directors of the Company for determining those stockholders entitled to vote at the Annual Meeting (the "Record Date"), the outstanding shares of the Company entitled to vote consisted of 13,124,821 shares of Common Stock and 34,875 shares of Series A Preferred Stock. Each stockholder of record at the close of business on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of the stockholders.


         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.


         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected (Proposal 1) by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Under applicable Delaware state law, if a quorum exists, action on a matter other than the election of directors is approved if a majority of shares voting at the Annual Meeting in person or proxy favor the proposed action. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.


         Abstentions and "broker non-votes" are counted as shares eligible to vote at the Annual Meeting in determining whether a quorum is present, but do not represent votes cast with respect to any Proposal. "Broker non-votes" are shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

         A form of proxy is enclosed for use at the Annual Meeting. The proxy may be revoked by a stockholder at any time prior to the exercise thereof, and any stockholder at any time prior to the exercise thereof, and any stockholder present at the Annual Meeting may revoke his proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for directors named herein (unless authority to vote is withheld) and in favor of all other proposals stated in the Notice of Annual Meeting and described in this Proxy Statement.

         The Company's Annual Report for the fiscal year ended February 28, 1997 is enclosed with this Proxy Statement.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

Nominees


         Six (6) of the seven (7) current members of the Board of Directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until their successors are elected and qualified. The Board of Directors has nominated for election as directors the six (6) persons indicated in the following table. In the election of directors, the proxy holders intend, unless directed otherwise, to vote for the election of the nominees named below, all of whom are now members of the Board of Directors.


MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.


         The following table gives certain information as to each person nominated for election as a director and the Company's executive officers:


                                    Directors

Name                            Age     Since        Positions

Philip J. Micciche              63      1997         President, Chief Executive
                                                       Officer and Director
Andrew Intrater                 35      1993         Secretary and Director
Mitchel Underseth               41      ------       Chief Financial Officer
Dr. John H. Abeles              52      1993         Director
Jay M. Haft                     61      1995         Director
Doug McBurnie                   54      1997         Director
Ted D. Morgan                   55      1996         Director

         PHILIP J. MICCICHE was elected to serve as the Company's President and Chief Executive Officer and to serve as a Director of the Company on April 25, 1997. From 1993 through 1995, Mr. Micciche was Chief Executive Officer of AXCIS Information Networks, a provider of sports information data. From 1990 through 1992, Mr. Micciche was President of Dysan International Corp. and oversaw its initial public offering of securities in Hong Kong in 1991. From 1983 through 1990, he held several executive management positions at Xidex Corp. From 1983 through 1985, Mr. Micciche was Senior Vice President Marketing at Xidex Magnetics (Xidex merged with Dysan Corp. in 1985). Prior to 1983, Mr. Micciche has held positions as CEO, Vice President Sales, Product Sales Manager and Chief Engineer for various companies. He received his BSEE from Northeastern University in Boston.

          ANDREW INTRATER has been employed in various executive capacities with the Company since its organization in July, 1993 and with Advanced Technology, Inc. ("ATI"), the Company's predecessor corporation, since 1981. At various times, Mr. Intrater has been Chief Operating Officer, Secretary, Treasurer and a Director of the Company since its organization. Between September, 1985 and May, 1993, Mr. Intrater served as President of ATI and was a Director since 1983. He is currently President of Oryx's Instruments and Materials subsidiary. Mr. Intrater received his B.S. degree in Chemical Engineering from Rutgers University and M.S. in Materials Science from Columbia University.

          MITCHEL UNDERSETH has served as Chief Financial Officer of the Company since November 1996, with additional responsibilities for administration and human resources. From August 1992 through November 1996, Mr. Underseth was Chief Financial Officer for Triptych CD/San Joaquin Packaging in Stockton, California. From March 1990 through April 1992, Mr. Underseth was Chief Financial Officer for Dysan International/Magnetic L.P. in Hong Kong, a spin-off of Xidex's Flexible Disk Group. From September 1986 through March 1990, Mr. Underseth was Vice President-Finance for Xidex Flexible Disk Group and Rigid Oxide Group in Santa Clara, California. Mr. Underseth received his M.B.A. from the University of Washington in Seattle and his B.S. in Business from Lewis and Clark College in Portland, Oregon.

         JOHN H. ABELES, M.D., has been a Director of the Company since its organization in July, 1993 and previously of ATI commencing October, 1991. He was Chairman of the Board of Directors of the Company from October, 1993 until April, 1997. Since March 1992, Dr. Abeles has been a General Partner of Northlea Partners Ltd. ("Northlea Partners"), Boca Raton, Florida, a private investment partnership. Since 1980, Dr. Abeles has been President of MedVest, Inc., Boca Raton, Florida, a business and financial consulting firm. Dr. Abeles serves on the Board of Directors of I-Flow Corporation, Irvine, California, a publicly traded company which manufactures infusion devices, DUSA Pharmaceuticals, Inc., a publicly traded company which is developing photodynamic therapy products, and Encore Medical, Inc., Austin, Texas, a publicly traded orthopedic devices concern.

         JAY M. HAFT has served as Director of the Company since February, 1995. He is a strategic and financial consultant for growth stage companies. He is active in international corporate finance, mergers and acquisitions, as well as in the representation of emerging growth companies. He has actively participated in strategic planning and fund raising for many high-tech companies, leading edge medical technology companies and technical product, service and marketing companies. He is a Managing General Partner of Venture Capital Associates, Ltd. and of Gen Am "1" Venture Fund, a domestic and an international venture capital fund, respectively. Mr. Haft is also a Director of numerous public and private corporations, including Robotic Vision Systems, Inc. (OTC), Noise Cancellation Technologies, Inc. (OTC), Extech, Inc. (OTC), Encore Medical Corporation (OTC), Viragen, Inc. (OTC), PC Service Source, Inc. (OTC), DUSA Pharmaceuticals, Inc.
(OTC), Jenna Lane, Inc. (OTC). He serves as Chairman of the Board of Noise Cancellation Technologies, Inc., Extech, Inc. and Jenna Lane, Inc. He is currently of counsel to the law firm of Parker Duryee Rosoff & Haft, in New York. He was previously a senior corporate partner of such firm (1989-1994), and prior to that a founding partner of the law firm of Wofsey, Certilman, Haft et al. (1966-1988). He is a member of the Florida Commission for Government Accountability to the People, National Vice-President of the Miami Ballet and a Director of the Concert Association of Florida. He is a graduate of Yale College and Yale Law School.


         DOUG MCBURNIE was appointed as a Director of the Company in July, 1997. He currently serves as senior vice president, Computer and Consumer Products Group, of VLSI Technology. Mr. McBurnie is responsible for VLSI's businesses in Advanced Computing, Consumer Digital Entertainment, and Local Area Networking
(LAN). Prior to joining VLSI, Mr. McBurnie was with National Semiconductor, where he was senior vice president and general manager of the Communications and Consumer Group. Previously, he was vice president and general manager of National's Local Area Network Division. Under Mr. McBurnie's leadership, National became the recognized leader in networking circuits, one of the top telecom IC suppliers, and made a strong push into consumer entertainment markets. Prior to joining National, Mr. McBurnie held executive positions at a number of Silicon Valley companies, including Xidex Corporation, Precision Monolithics and Fairchild Semiconductor. He holds a bachelor of arts degree in business administration from Baldwin Wallace College in Berea, Ohio.


         TED D. MORGAN was appointed as a Director of the Company in April, 1996. He serves as Chief Executive Officer of Entrenet Group, LLC. He is Founder and Managing Partner of Alternative Technologies International ("ATI"), Santa Rosa, California. ATI is an international financial advisory firm specializing in services for emerging growth companies with unique proprietary technologies. Prior to founding ATI, he developed several companies including the Office Club, which merged with Office Depot in 1990.


Board Committees and Meetings

         During the fiscal year ended February 28, 1997, there were 8 Meetings of the Company's Board of Directors. Each Board member attended 90% or more of the Meetings of the Board of Directors and of all Committees of the Board of Directors on which he served.


         The Compensation Committee was established on March 28, 1995. The members of the Compensation Committee are Dr. John H. Abeles, and Jay M. Haft, neither of whom are employees of the Company. The Compensation Committee makes recommendations with respect to compensation of senior officers and granting of stock options and stock awards. The Compensation Committee met on January 25, 1997.

         The members of the Audit Committee are Jay Haft and Ted Morgan. The Audit Committee did not meet in the fiscal year ended February 28, 1997.


         There is no Nominating Committee of the Board of Directors.

Remuneration of Non-Employee Directors


         Each member of the Board of Directors who is not an employee of the Company is compensated for his services as a Director as follows: $750.00 for each Board Meeting attended in person, and $250.00 for each Board Meeting attended by telephone. The following non-employee Directors were also granted options to purchase the Company's Common Stock during the fiscal year ended February 28, 1997:

Name                               Number of Shares              Exercise Price

John Abeles                        30,000                             $1.31
Jay M. Haft                        30,000                             $1.31
Nitin Mehta                        30,000                             $1.31
Ted Morgan                         45,000                             $1.31
Bruce Schindler                    30,000                             $1.31


                                   PROPOSAL 2:

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


         The Board of Directors has selected Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending February 28, 1998 and has further directed that management submit the selection of auditors for ratification by the Stockholders at the Annual Meeting. Price Waterhouse LLP was first appointed independent auditors of the Company in August 1993. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.


         Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

         MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3:

              APPROVE AMENDMENT OF THE COMPANY'S 1993 INCENTIVE AND
                   NON-QUALIFIED STOCK OPTION PLAN INCREASING
                  THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED

                UNDER THE PLAN TO 2,625,000 FROM 1,625,000 SHARES

         In March 1993, in order to attract and retain personnel who possess a high degree of competence, experience and motivation, the Company's Board of Directors adopted and the stockholders of the Company approved the Company's 1993 Incentive and Nonqualified Stock Option Plan, as amended (the "Stock Option Plan"). At present, the Stock Option Plan, as approved by the Board of Directors of the Company, authorizes the Company to grant both incentive and nonqualified stock options to purchase 1,625,000 shares of the Company's Common Stock. On September 8, 1997, the Board of Directors approved an increase to 2,625,000 of the number of shares authorized to be issued under the Stock Option Plan, and the Company is seeking ratification and authorization from the stockholders for such increase. The Company has at the present time 1,503,404 options outstanding or exercised under the Stock Option Plan. Accordingly, in order to continue to issue stock options and other forms of stock-based incentive compensation under the Stock Option Plan, the Compensation Committee and the Board have deemed it advisable to amend the Stock Option Plan to increase the number of shares authorized to be issued under the Stock Option Plan to 2,625,000 from 1,625,000 shares. In the opinion of the Board, the authorization to issue additional shares would provide the necessary flexibility to motivate and reward the employees of the Company in a manner that would improve the Company's financial performance. The affirmative vote of the holders of a majority of the shares voting at the Annual Meeting is necessary to approve the amendment to the Stock Option Plan.


         MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

Description of Incentive and Nonqualified Stock Option Plan


         On March 3, 1993, the Company adopted its Incentive and Nonqualified Stock Option Plan under which, as subsequently amended and approved by the stockholders, 1,625,000 shares of Common Stock have been reserved for issuance to officers, directors, employees and consultants of the Company upon exercise of options either designated as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986 or upon exercise of nonstatutory options. The primary purpose of the Stock Option Plan is to attract and retain capable executives, employees, directors, advisory board members and other consultants by offering such individuals a greater personal interest in the Company's business by encouraging stock ownership. The Stock Option Plan is administered by the Compensation Committee consisting of outside members of the Board of Directors which determines, among other things, the persons to be granted options, the number of shares subject to each option and the option price. The Stock Option Plan terminates on March 3, 2003.


         The exercise price of any incentive stock option granted under the Stock Option Plan to an eligible employee must be equal to the fair market value of the shares on the date of grant, and with respect to persons owning more than 10% of the outstanding Common Stock, the exercise price may not be less than 110% of the fair market value of the shares underlying such option on the date of grant. The Compensation Committee will determine the term of each option and the manner in which it may be exercised provided that no incentive stock option may be exercisable more than ten years after the date of grant, except for optionees who own more than 10% of the Company's Common Stock, in which case the option may not be for more than five years. Further, no director of the Company or other person who is not an employee of the Company will be eligible to receive incentive stock options. From the date of grant until three months prior to the exercise, the optionee must be an employee of the Company in order to exercise any options, except in the case of disability or death of the employee. Options are not transferable except upon the death of the optionee. In the event of disability, options must be exercised within twelve months of termination of employment as determined by the Compensation Committee. Nonqualified options will have similar terms except the exercise price therefor may not be less than 85% of the fair market value of the shares underlying such options, and the term of such nonqualified options may not extend beyond ten years and one week. The Compensation Committee has the power to impose additional limitations, conditions and restrictions in connection with the grant of any option.


         The Company has issued options to purchase an aggregate of 1,343,755 shares of Common Stock of the Company pursuant to the Plan to the following present or former officers and key employees of the Company (as well as other employees of the Company) at the weighted average exercise prices described below as of April 30, 1997:


Name                          Number of Shares  Weighted Average Exercise Price


Philip J. Micciche                     200,000                           $1.375
Arvind R. Patel                        241,569                           $1.807
Andrew Wilson                          110,719                           $1.959
Andrew Intrater                         95,625                           $1.923
Mitchel Underseth                       90,000                           $2.25
Karen P. Shrier                         84,000                           $1.072
Ronald N. Spaight                       34,656                           $1.389
Bernard Hall                            60,269                           $1.695
James Intrater                          52,250                           $1.931
Robert Jaynes                           30,000                           $2.000
Thomas Landgraf                         12,000                           $1.375

Under the terms of the grant, the options will vest in various increments over various periods following the date of grant, except with respect to Messrs. Patel, Wilson, A. Intrater, Ms. Shrier and Messrs. Spaight, Hall, J. Intrater, Jaynes, Underseth and Landgraf, as to whom options to purchase 64,888, 24,469, 24,375, 11,400, 2,500, 12,269, 12,500, 75,000, 4,500 and 3,000, respectively, vested at the date of grant. In the event the optionee voluntarily terminates his or her employment or should such employment be terminated by the Company, options that are vested through the date of termination may be exercised for a period of three months following the date of termination.


Additional Grants of Options

         In addition to the options issued pursuant to the Stock Option Plan, on August 1, 1993, the Company issued nonqualified options to Mr. William Wittmeyer to purchase 6,375 shares of Common Stock of the Company at an exercise price of $1.07 per share for services rendered in connection with the acquisition by the Company of IMCS. The options were immediately vested and expire five years following the date of vesting.

         On May 10, 1994, the Company issued nonqualified options to Materials Modification, Inc. and Ms. Renee Ford, consultants to the Company, to purchase 3,000 shares and 9,000 shares of Common Stock of the Company, respectively, at an exercise price of $1.07 per share. The options were immediately vested and expire ten years following the date of vesting.


         On April 1, 1996, the Company issued nonqualified options to John Larson, a consultant to the Company, to purchase 30,000 shares of the Company's Common Stock at an exercise price of $1.31 per share. All options are presently vested and exercisable.


Subsidiary Stock Plans


         In November 1995, the Company's newly formed, wholly-owned subsidiaries, Oryx Power Products Corporation, Oryx Instruments and Materials Corporation and SurgX Corporation (collectively the "Subsidiaries"), each adopted stock option plans under which the Board of Directors of each of the subsidiaries granted options to management to purchase Class B common shares in the subsidiaries equal to at least their respective fair market values as determined by each subsidiary's respective Board of Directors. Class B common shares authorized for issuance in each of the Subsidiaries are identical to the 10,000,000 shares of Class A common shares owned by the Company, except the Class A common shares possess a liquidation preference. The Board of Directors authorized 1,500,000 million shares of Class B common shares for each of the three Subsidiaries to be available for issuance under these stock plans. Such options are not transferable except in the event of a public offering of the Subsidiaries' stock, and the underlying shares may be repurchased by the Company at its option. Grants under each of the plans are for amounts, vesting periods and option terms established by each subsidiary's Board of Directors.

         Subsidiary stock options granted as of April 30, 1997, and which vest ratably over a four year period, are as follows:

Oryx Instruments and Materials Corporation                             1,393,000
Oryx Power Products Corporation                                        1,381,000
SurgX Corporation                                                        282,000


         The sole officer and/or director of the Company to receive options pursuant to the Subsidiary stock option plans was Andrew Intrater, Secretary and a director of the Company, who received options to purchase 540,000 shares of Oryx Instruments and Materials Corporation exercisable at $.45 per share.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of April 30, 1997 (i) by each person who is known to the Company to be the owner of more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's Directors, (iii) by each of the Company's executive officers, and (iv) by all Directors and executive officers of the Company as a group. As of April 30, 1997, there were issued and outstanding 13,124,821 shares of Common Stock of the Company.

                           Number of Shares of
                               Common Stock
Name and Address                                     Beneficially
or Identity of Group                                 Owned

Arvind Patel (1)                                          272,069                          2.1%
47341 Bayside Parkway
Fremont, CA  94538

Andrew Intrater (2)                                       268,381                          2.0%
47341 Bayside Parkway
Fremont, CA  94538

Mitchel Underseth (3)                                       4,500                           *
47341 Bayside Parkway
Fremont, CA  94538

John Abeles (4)                                           499,172                          3.8%
2365 Northwest 41st Street
Boca Raton, FL  33431

Jay M. Haft (5)                                           119,600                          1.0%
2 Grove Isle Dr., #1208B
Coconut Grove, FL  33122


                                   Number of Shares
                                   of Common Stock                   Percent of
Name and Address                   Beneficially                      Beneficial
or Identity of Group               Owned                             Ownership


Ted D. Morgan (6)                     14,850                          *
5213 El Mecado Parkway
Santa Rosa, CA 95403

Windstar Investments N.V. (7)      1,002,667                          7.6%
200 East Broward Blvd.,
Suite 1900
Fort Lauderdale, FL  33302

Equitable Life Assurance           1,000,000                          7.6%
Society
City Place House
55 Basinghall Street
London EC2V 5DR

VMR High Octane Fund                 842,105                          6.4%
c/o Meespierson Fund Services
18-20 North Quay
Douglas, Isle of Man 1M991M

All Officers and Directors
as a Group (6 persons) (8)         1,178,572                          9.0%

-----------------

*        Represents less than 1%.

(1) Includes 129,069 shares subject to stock options exercisable as of April 30, 1997 or within 60 days thereafter, and 35,000 shares held as a custodian for Mr. Patel's minor children. Also includes 16,096 shares of Common Stock issuable upon conversion of the 1996 Bridge Warrant.

(2) Includes 44,297 shares subject to stock options exercisable as of April 30, 1997 or within 60 days thereafter and 500 shares of Common Stock issuable upon conversion of Warrants.

(3) Represents shares subject to stock options exercisable as of April 30, 1997 or within 60 days thereafter.

(4) Includes 303,008 shares of Common Stock held by Northlea Partners Ltd., a consultant to the Company, of which Dr. Abeles is the General Partner, and 35,000 shares issuable upon conversion of the Company's Series A Preferred Stock also held by Northlea Partners. Also includes 9,375 shares of Common Stock issuable upon exercise of certain Bridge Warrants. Includes 25,000 shares of Common Stock issuable upon conversion of Warrants, held by Northlea Partners. Also includes 30,000 shares subject to other stock options exercisable as of April 30, 1997 or within 60 days thereafter. Also includes 96,789 shares of Common Stock issuable upon conversion of the 1996 Bridge Warrant.

(5)      Includes 30,000 shares subject to stock options.

(6) Represents shares subject to stock options exercisable as of April 30, 1997 or within 60 days thereafter.

(7) Includes 336,000 shares of Common Stock issuable upon conversion of Warrants.

(8) Includes an aggregate of 435,476 shares issuable upon exercise of warrants and stock options and conversion of Preferred Stock, included pursuant to notes (1)-(6).


Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 28, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with in a timely manner; provided, however, that Mitchel Underseth did not timely file his initial report on Form 3.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company was incorporated in Delaware on July 26, 1993, and on September 29, 1993 executed a Plan and Agreement of Merger with Advanced Technology, Inc. ("ATI"), a New Jersey corporation and the Company's parent corporation and predecessor. ATI was organized on April 2, 1976 under the laws of the State of New Jersey. In connection with this merger, the Company exchanged with the stockholders of ATI an equal number of shares for the outstanding shares of capital stock of ATI outstanding at the time of the merger. The nominal number of shares of the Company outstanding at the time of the merger were canceled as part of the Plan and Agreement of Merger. In addition, the Company exchanged 45,000 shares of its Series A Preferred Stock for the 45,000 shares of Series A Preferred Stock that were outstanding of the predecessor corporation and which had the same designations and preferences that had been established for the Series A Preferred Stock of the predecessor corporation.

         In May 1993, ATI issued an aggregate of $375,000 principal amount of its secured promissory notes at an interest rate equal to the published prime rate of The Wall Street Journal, but not to exceed 9% per annum, and 45,000 shares of its Series A $25 2% Convertible Cumulative Preferred Stock convertible into 525,000 shares of Common Stock of the Company. The notes were retired from the proceeds of the Company's public offering completed in April 1994. Northlea Partners, of which Dr. John Abeles is the General Partner, acquired $25,000 principal amount of such promissory notes and 3,000 shares of Series A Preferred Stock.

         In May 1995, the Company completed a private placement consisting of 2,536,290 shares of Common Stock pursuant to which the Company received proceeds of approximately $1,900,000. Northlea Partners, Ltd., acquired for a consideration of $150,000, 200,000 shares of this private placement. Mr. Nitin
T. Mehta, a former Director of the Company, acquired for himself and through his retirement account set up by Mehta & Co., Inc., 573,334 shares of Common Stock for a consideration of $430,000 principal amount. Mrs. Judith A. Schindler, wife of Bruce L. Schindler, a former Director of the Company, acquired for a consideration of $50,000, 66,667 common shares of this private placement. Jay M. Haft, a Director of the Company, acquired 89,600 shares of Common Stock for $67,200 consideration. Andrew Wilson, the Company's former Chief Financial Officer, acquired 10,000 shares for $7,500 consideration. Arvind Patel, the Company's former Chief Executive Officer and a Director, acquired for himself and his two children a total of 40,000 shares for a consideration of $30,000.

         In February 1996, the Company issued warrants to purchase 332,551 shares of Common Stock at a per share price of $1.25 in connection with a bridge loan made to the Company which was subsequently repaid. Northlea Partners, Ltd. received warrants to purchase 96,789 shares of Common Stock relating to this bridge loan. Mr. Nitin Mehta received warrants to purchase 117,049 shares of Common Stock relating to this bridge loan. Arvind Patel received warrants to purchase 16,096 shares of Common Stock relating to this bridge loan.


                             EXECUTIVE COMPENSATION

Cash Compensation

         The following table sets forth the total compensation earned by the Chief Executive Officer and the Company's other executive officers whose total salary and compensation exceeded $100,000 for services rendered in all capacities for the year ended February 28, 1997 and for the years ended February 29, 1996 and February 28, 1995.


Name and                    Fiscal                                                          Other Annual
Principal Position          Year                  Salary                 Bonus              Compensation

Arvind Patel,               1997                  $168,866               $ --                  $3,600
President & CEO             1996                  $140,996               $ --                  $3,600
                            1995                  $128,397               $ --                  $ --

Andrew Intrater,            1997                  $125,583               $ --                  $8,578*
Secretary/Treasurer         1996                  $103,063               $ --                  $8,578*
                            1995                  $ 93,583               $ --                  $8,578*

Andrew Wilson               1997                  $ 72,475               $ --                 $69,636**
CFO                         1996                  $108,064               $ --                  $ --
                            1995                  $  97,563              $ --                  $ --


* Other compensation in relation to Mr. Intrater consists of premiums paid on behalf of Mr. Intrater for term life insurance in the face amount of $1,000,000 which is payable to Mr. Intrater's beneficiary upon his death, less the amount of the premiums theretofore paid on his behalf which are remitted to the Company. The table does not include other amounts for personal benefits received by employees in general. The Company also acquired key man insurance on the life of Mr. Patel of which it is the beneficiary. The Company believes that the incremental costs of such benefits to each of the identified executive officers did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of such executive officers.


** Other compensation in relation to Mr. Wilson includes payment of four months separation salary pursuant to a termination agreement and consulting fees associated with services rendered to the Company's SurgX operations.


         The following table sets forth as to the Chief Executive Officer and each of the executive officers named under the Summary Compensation Table, certain information with respect to grants of options to purchase shares of Common Stock of the Company as of and for the year ended February 28, 1997.

                                OPTION/SAR GRANTS
                          Year Ended February 28, 1997

                                    Number of
                                    Securities                % of Total
                                    Underlying                Options/SARs              Exercise
                                    Option/SARs               Granted to                or Base
                                    Granted                   Employees in              Price ($Exp.
                                    Number (#)                1997                      per share)        Date
                                    -----------------         ------------------        ----------        ----

Arvind Patel*                           200,000                      34%                $1.97            4/1/01
Andrew Wilson*                          90,000                       15%                $1.31            4/1/01
Andrew Intrater                         90,000                       15%                $1.97            4/1/01
Mitchel Underseth                       90,000                       15%                $2.25          11/26/01


*    Neither Mr. Patel nor Mr. Wilson are presently employed by the Company.
>

Employment Agreements


         On April 25, 1997, the Company reached agreement with Philip Micciche regarding his employment as President and Chief Executive Officer of the Company. The agreement provides for annual compensation of $150,000.


         The Company entered into an employment agreement with Arvind Patel on April 15, 1993, providing for annual compensation of $137,000 during the term of the agreement. The agreement was terminated on April 25, 1997. On June 6, 1997, Mr. Patel entered into a separation agreement with the Company. Under the terms of the separation agreement Mr. Patel will receive twelve months severance payments payable through April 24, 1998 equivalent to his monthly salary as of April 24, 1997. In 1993, Mr. Patel also entered into a non-competition agreement with the Company which precludes him from soliciting customers and employees of the Company for a period of twelve months following termination of his employment, and also requires Mr. Patel to maintain the confidentiality of information and proprietary data relating to the Company and its activities.


         The Company has also entered into an employment agreement dated May 3, 1993 with Mr. Andrew Intrater, terminable immediately by either party, providing for annual compensation of $100,000 with periodic increases during the term of the agreement. In the event Mr. Intrater is terminated without cause by the Company, he will receive his then annual compensation for six months. Mr. Intrater has also entered into a non-competition agreement with the Company which precludes his engagement in competitive activities during the term of his employment, precludes him from soliciting customers and employees of the Company for a period of twelve months following termination of his employment, and also requires Mr. Intrater to maintain the confidentiality of information and proprietary data relating to the Company and its activities.


         The Company has also entered into an employment agreement dated November 1, 1996 with Mr. Mitchel Underseth, terminable immediately by either party and providing for annual compensation of $120,000 during the term of the agreement. Mr. Underseth also received a one-time signing bonus of $25,000. In the event Mr. Underseth is terminated without cause by the Company, he will receive his then current monthly salary for a period of six months following the date of his termination.

         During its 1997 fiscal year, the Company established a bonus incentive program for its executive management personnel pursuant to which executives will have the opportunity to earn as a bonus up to 35% of their base salary based upon a combination of individual performance and profitability of the Company or product line. There were no bonuses paid pursuant to this program.

         The Company currently offers basic health and major medical insurance to its employees. The Company has adopted a non-contributory 401(k) Plan for its employees who wish to participate on a voluntary basis, but no retirement, pension or similar program has been adopted by the Company.

                                  OTHER MATTERS

Expenses of Solicitation

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, by personal interview, telephone and facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Financial and Other Information


         All financial information is incorporated by reference to the information contained in the Financial Statements included in the Company's Annual Report to security holders. COPIES OF THE COMPANY'S COMPLETE ANNUAL REPORT AND FORM 10-KSB ARE AVAILABLE WITHOUT CHARGE UPON REQUEST MADE TO THE COMPANY'S CORPORATE OFFICES.


Stockholder Proposals


         Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than April 15, 1998, in order to be included in the proxy statement and proxy relating to the 1998 Annual Meeting.


Discretionary Authority

         The Annual Meeting is called for the specific purposes set forth in the Notice of Annual Meeting as discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement the only matters which management intends to present, or is informed or expects that others will present for action at the Annual Meeting, are those matters specifically referred to in such Notice. As to any matters which may come before the Annual Meeting other than those specified above, the proxy holder will be entitled to exercise discretionary authority.

                                       BY ORDER OF THE BOARD OF DIRECTORS




                                   /s/ Andrew Intrater ________________________
                                       Andrew Intrater, Secretary

Dated:    September 15, 1997
          Fremont, California

                              ORYX TECHNOLOGY CORP.
                              47341 Bayside Parkway
                                Fremont, CA 94538

                                      PROXY

The undersigned hereby constitutes and appoints Philip J. Micciche as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all shares of common stock of the Company held of record by the undersigned on September 1, 1997, at the Annual Meeting of Stockholders to be held on October 14, 1997, or any adjournment thereof.

1.          Election of Directors
            FOR all nominees listed below           WITHHOLD AUTHORITY to vote
            (except as marked to the                for all such nominees listed
            contrary)                               below

                      Philip J. Micciche
                      Andrew Intrater
                      John H. Abeles
                      Jay M. Haft
                      Doug McBurnie
                      Ted D. Morgan


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE PLEASE DRAW A LINE THROUGH THAT NOMINEE'S NAME)

2. To ratify the appointment of Price Waterhouse LLP as auditors of the Company's financial statements for the fiscal year ending February 28, 1998;

                   FOR               AGAINST                   ABSTAIN


3. To approve an increase from 1,625,000 to 2,625,000 in the number of shares which may be granted under the Company's 1993 Incentive and Nonqualified Stock Option Plan;


                   FOR               AGAINST                   ABSTAIN

4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.




This Proxy is solicited on behalf of the Board of Directors of ORYX TECHNOLOGY CORP. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                               -----------------------------
                                               Signature

                                               -----------------------------
                                               Signature If Held Jointly

                                               -----------------------------
                                               (Please Print Name)

                                               -----------------------------
                                               Number of Shares Subject to Proxy

Dated: _______________, 1997